UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 9, 2015, certain subsidiaries of Autoliv, Inc. (“Autoliv”) and Nissin Kogyo entered into a definitive stock purchase agreement (the “Share Purchase Agreement”) pursuant to which they will form, upon closing of the transaction, a joint venture in the product areas of brake control and brake apply systems (the “Joint Venture”). The Joint Venture will consist of the current brake control business of Autoliv and a carve-out of the automotive braking business of Nissin Kogyo, a leading supplier of high-performance braking systems for the automotive and non-automotive markets, mainly in Japan. The Joint Venture will include approximately 2,000 technical commercial, manufacturing and administrative employees and will have three engineering sites and two test tracks with access to over 1,200 patents and other intellectual property. The 2016 pro-forma annual revenue estimate for the Joint Venture is around $600 million.

The Joint Venture is expected to be collectively valued at approximately 65 billion JPY (approximately $545 million) and will be 51% owned by Autoliv and 49% owned by Nissin Kogyo. Autoliv will purchase its ownership interest for approximately 33.15 billion JPY (approximately $278 million) and will have management control for consolidation purposes under U.S. GAAP.

The Stock Purchase Agreement includes customary representations, warranties, covenants and indemnification obligations of both Autoliv and Nissin Kogyo. Autoliv expects the transaction to close in the first quarter of 2016, subject to customary closing conditions and approvals, including regulatory approvals and Nissin Kogyo shareholder approval.

The full text of the press release dated September 9, 2015 announcing the Joint Venture is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including closing of the joint venture, assets and employees of the joint venture, anticipated revenue of the joint venture, anticipated operating margin, consolidation for accounting purposes, expanding the business and the anticipated product offering. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS

99.1	Press release dated September 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Fredrik Peyron
Name:	Fredrik Peyron
Title:	Group Vice President for Legal Affairs, General Counsel and Secretary

Date: September 10, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 9, 2015